Exhibit 10.5

AMENDMENT NUMBER ONE TO
UNITED FIRE & CASUALTY COMPANY
NONQUALIFIED DEFERRED COMPENSATION PLAN

This Amendment Number One to the United Fire & Casualty Company Nonqualified Deferred Compensation Plan (“Amendment”) is made this 22nd day of May, 2014.

RECITALS

A.United Fire & Casualty Company (“Company”) has previously established and currently maintains the United Fire & Casualty Company Nonqualified Deferred Compensation Plan (“Plan”); and

B.Pursuant to Section 9.1 of the Plan, the Company has the authority to amend the Plan at any time and with respect to any provisions thereof, and all parties thereto or claiming any interest thereunder shall be bound by such amendment.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.Effective Date. The provisions of this Amendment shall apply effective as of ____________________, 2014. This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

2.Contributions and Credits to Accounts. Section 3.3 is deleted in its entirety, and there is substituted therefor the following:

3.3     Contributions and Credits to Accounts. There shall be established and maintained by the Employer a separate Plan Account in the name of each Participant which shall be credited or debited with: (a) amounts equal to the Participant's Compensation Deferrals; (b) amounts equal to the Participant's Performance-Based Compensation Deferrals; (c) an investment return determined as if the Plan Account were invested in one or more investment funds made available by the Employer, provided the Participant elects the investment funds in which the Participant’s Plan Account shall be deemed to be invested in the manner prescribed by the Employer, which election shall take effect upon the entry of the Participant into the Plan. The investment election of the Participant shall remain in effect until a new election is made by the Participant. If a Participant fails for any reason to make an effective election of the investment return to be credited to the Participant’s Plan Account, the investment return shall be determined by the Employer; (d) to the extent a Participant fails to make a valid election under Section 3.3(c), an amount of interest each Plan Year beginning in the first Plan Year of the Participant's participation and ending the Plan Year prior to the Plan Year in which the Participant terminates employment equal to a percentage to be determined by the Employer’s Chief Executive Officer from time to time, and (e) any income, gains, or losses (to the extent realized, based upon fair market value of the Account's assets, as determined by the Employer, in its discretion) attributable or allocable to (a), (b), (c) and (d). The Employer shall have the discretion to allocate such income, gains, or losses among Plan Accounts pursuant to such allocation rules as the Employer deems to be reasonable and administratively practicable.

3.Allocation of Earnings or Losses on Accounts. Section 4.1 is deleted in its entirety, and there is substituted therefor the following:

4.1     Allocation of Earnings or Losses on Accounts. A Participant’s Plan Account will be credited or debited with income, gains or losses as follows:

(a)
A Participant’s Plan Account shall be debited each business day with the total amount of any payments made from such Plan Account since the last preceding business day to the Participant or for the Participant’s benefit. Unless otherwise specified by the Employer, each deemed investment fund will be debited pro-rata based on the value of the investment funds as of the end of the preceding business day.

(b)
A Participant’s Plan Account shall be credited on each date that Participant makes any Compensation Deferral or the Employer makes any discretionary credits to the Participant’s Plan Account (“Crediting Date”) with the total amount of any Compensation Deferrals and Employer discretionary credits to such Plan Account since the last preceding Crediting Date.

(c)
A Participant’s Plan Account shall be credited or debited on each day securities are traded on a national stock exchange with the amount of deemed investment gain or loss resulting from the performance of the investment funds elected by the Participant in accordance with Section 3.3(c). The amount of such deemed investment gain or loss shall be determined by the Employer and such determination shall be final and conclusive upon all parties.

(d)	On each Valuation Date, a Participant’s Plan Account shall be credited with the amount of interest determined in accordance with Section 3.3(d).

Dated: __________________ _____________________________________
Company Authorized Signer

_____________________________________
Company Authorized Signer

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